UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2019

The Sherwin-Williams Company

(Exact Name of Registrant as Specified in Charter)

Ohio	1-04851	34-0526850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 West Prospect Avenue Cleveland, Ohio		44115
(Address of Principal Executive Offices)		(Zip Code)

(216) 566-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	SHW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

The Sherwin-Williams Company (the “Company”) invests in projects that support historic rehabilitation, affordable housing, and renewable energy. During 2011, and 2013 through 2017, the Company invested in federal renewable energy tax credit funds exclusively with DC Solar Solutions, Inc. and certain of its affiliates (“DC Solar”) related to mobile solar generators. These investments were intended to generate a specified rate of return through the realization of federal income tax credits for the purchase of renewable energy generating equipment and other benefits over the lifetime of the investments. In December 2018, for reasons unknown and unknowable to the Company, the Company became aware of an ongoing investigation by federal authorities, which included the seizure of DC Solar’s assets. The Company promptly initiated an investigation. In February 2019, DC Solar filed for Chapter 11 (reorganization) bankruptcy protection, and the Company learned of an affidavit from a special agent of the Federal Bureau of Investigation alleging that DC Solar was operating a fraudulent “Ponzi-like scheme” involving mobile solar generators sold to investors. In March 2019, the bankruptcy case was converted to Chapter 7 (liquidation). Based upon the information available during the first quarter of 2019, it did not appear reasonably possible that a material loss had occurred as the Company believed its specific investment funds were not materially affected.

The Company’s investigation continued during the second quarter of 2019 and based upon additional information revealed during the course of the investigation, the Company has determined that it is more likely than not that the tax benefits expected to be received by the Company related to these investments will no longer be ultimately realizable. As a result, the Company will recognize a charge of approximately $77 million, all in income tax expense, in the second quarter of 2019 to reflect the entire loss of the investment with DC Solar and related expected tax benefits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHERWIN-WILLIAMS COMPANY

June 28, 2019	By:	/s/ Mary L. Garceau
Mary L. Garceau
Senior Vice President, General Counsel and Secretary

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